Exhibit 10.13

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [***]) FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

Execution Version

GELESIS, INC.

NINTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS AGREEMENT is made as of December 5, 2019 (the “Effective Date”) between Gelesis, Inc., a Delaware corporation (the “Company”), the other stockholders listed on the Schedule of Stockholders attached hereto, as the same may be amended from time to time (each, individually, a “Stockholder” and collectively, the “Stockholders”) and the Executives (as defined below). Unless otherwise specified herein, all of the capitalized terms used herein are defined in Section 1 hereof.

WHEREAS, certain of the Stockholders and the Executives are parties to the Eighth Amended and Restated Stockholders Agreement dated [***] by and among the Company and the parties thereto (the “Prior Agreement”);

WHEREAS, on the date hereof, concurrently with the execution hereof, the Company has issued to certain existing stockholders and new investors shares of the Company’s Series 3 Growth Preferred Stock, $0.0001 par value per share (the “Series 3 Growth Preferred Stock”), and such stockholders desire to become parties to this Agreement in respect of such shares;

WHEREAS, the Company, the Stockholders and the Executives desire to amend and restate the Prior Agreement in order to (among other things) establish the composition of the Company’s Board of Directors (the “Board”), to restrict the transfer of the Stockholder Shares, and to provide for certain rights and obligations in respect of the issuance of certain securities by the Company; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Definitions.

“Affiliate” of any Person is any other Person directly or indirectly controlled by, controlling or under common control with such Person, any venture capital fund which is controlled by one or more general partners or managing members of such Person or which shares the same management or advisory company with such Person, and in the case of any Stockholder that is a partnership or limited liability company, any partner or member of such Stockholder,; provided that the Company shall not be deemed to be an Affiliate of any Stockholder or Executive.

“Board” has the meaning set forth in the preamble.

“Capital Stock” means, collectively, the Common Stock, the Preferred Stock and any other capital stock hereafter created by the Company, as the context may require.

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“Common Stock” means shares of the Company’s Common Stock, $0.0001 par value per share.

“Election Period” has the meaning set forth in Section 4.

“Executive” means [***].

“Executive Shares” means any Capital Stock held by or issuable to or acquired in the future by an Executive on or after the date hereof, including any equity securities issued or issuable directly or indirectly with respect to the securities referred to in preceding clause by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Executive Shares, such shares shall cease to be Executive Shares when they have been sold in a Public Sale. For purposes of this Agreement, an Executive will be deemed to be a holder of Executive Shares whenever such Executive has the right to acquire directly or indirectly such Executive Shares (upon conversion or exercise (without duplication) in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Growth Preferred Stock” means shares of the Company’s Growth Preferred Stock, $0.0001 par value per share.

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“Offer Notice” has the meaning set forth in Section 4(a).

“Permitted Issuance” means each issuance of an Exempted Security (as defined in the Restated Certificate) and any issuance of Capital Stock pursuant to the Company’s initial public offering.

“Permitted Transferee” has the meaning set forth in Section 4(c) hereof.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preemptive Securities” has the meaning set forth in Section 7(a).

“Preferred Stock” means the shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Growth Preferred Stock, Series 2 Growth Preferred Stock, Series 3 Growth Preferred Stock and Series 4 Growth Preferred Stock.

“Preferred Stockholder” means a Stockholder holding shares of Preferred Stock.

“Pro Rata Percentage” has the meaning set forth in Section 7(a).

“Public Sale” means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker on a securities exchange or in the over-the-counter market pursuant to the provisions of Rule 144 adopted under the Securities Act.

“PureTech” means PureTech Health LLC.

“PureTech Directors” has the meaning set forth in Section 2(a)(i)(A).

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“Qualified Public Offering” means (i) the sale in a firmly underwritten public offering registered under the Securities Act of shares of the Company’s Common Stock (a) in which the Company receives gross proceeds of at least [***] and the price per share paid by the public for such shares (prior to underwriter commissions and expenses) shall be not less than [***] per share (as appropriately adjusted for subsequent stock splits, stock dividends, recapitalizations and similar transactions) or (b) that is approved by the written consent or affirmative vote of the Required Investors; and (ii) following which the Company’s shares are listed on any recognized stock exchange.

“Restated Certificate” means the Company’s Twelfth Amended and Restated Certificate of Incorporation, as may be further amended from time to time.

“Required Investors” means Stockholders holding at least [***] of the issued and outstanding Preferred Stock, voting as a single class and on an as converted to Common Stock basis.

“Sale of the Company” has the meaning set forth in Section 8(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Series 2 Growth Preferred Stock” means shares of the Company’s Series 2 Growth Preferred Stock, $0.0001 par value per share.

“Series 3 & 4 Growth Preferred Purchase Agreement” means that certain Series 3 & Series 4 Growth Preferred Stock Purchase Agreement, dated as of the date hereof, by and between the Company and such persons on Schedule I thereto.

“Series 4 Growth Preferred Stock” means shares of the Company’s Series 4 Growth Preferred Stock, $0.0001 par value per share.

“Series A-1 Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock, $0.0001 par value per share.

“Series A-2 Preferred Stock” means shares of the Company’s Series A-2 Preferred Stock, $0.0001 par value per share.

“Series A-3 Preferred Stock” means shares of the Company’s Series A-3 Preferred Stock, $0.0001 par value per share.

“Series A-4 Preferred Stock” means shares of the Company’s Series A-4 Preferred Stock, $0.0001 par value per share.

“Series A-5 Preferred Stock” means shares of the Company’s Series A-5 Preferred Stock, $0.0001 par value per share.

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“SSD2 Director” has the meaning set forth in Section 2(a)(i)(C).

“Stockholder Shares” means [***].

“Stockholders” has the meaning set forth in the preamble.

“Sub Board” has the meaning set forth in Section 2(a)(vi).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Transfer” has the meaning set forth in Section 4.

“Transferring Stockholder” has the meaning set forth in Section 4(a).

“Underlying Common Stock” means (i) the number of shares of outstanding Common Stock, plus (ii) the number of shares of Common Stock issuable upon conversion or exercise of any outstanding convertible security, option, warrant or other security convertible or exercisable into Common Stock.

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2. Board of Directors and Officers.

(a) From and after the Effective Date and, until the provisions of this Section 2 cease to be effective, each Stockholder and Executive shall vote all voting securities of the Company over which such Stockholder or Executive has voting control and shall take all other necessary or desirable actions within such Stockholder’s or Executive’s control (whether in such

Stockholder’s or Executive’s capacity as a Stockholder, Executive, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings and making nominations), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

(i) The authorized number of directors on the Board shall be up to eight (8) directors, comprised as follows:

(A) PureTech Representatives. Two (2) directors shall be designated by PureTech, so long as PureTech or its Affiliates hold at least [***] of the Capital Stock (as appropriately adjusted for subsequent stock splits, stock dividends, recapitalizations and similar transactions) that PureTech held as of the date hereof (the “PureTech Directors”), who shall initially be Raju Kucherlapati with the other one (1) director seat to be initially vacant.

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(ii) Observer Rights. Each observer designated under this Agreement shall have the right to attend meetings of the Board, whether in person, telephonic or otherwise, in a non-voting, observer capacity, and the Company will provide to each observer notices of such meetings and copies of all materials provided to the members of the Board in the same manner and at the same time provided to such members; provided, however, that each observer agrees to hold in strict confidence and trust and to act as a fiduciary of the Company with respect to all information so provided; and not use such information for any purpose other than the best interests of the Company and informing the party designating such observer in a manner consistent with such fiduciary duties on the status of its investment in the Company. A majority of the members of the Board shall have the right to exclude any observer from any meeting of the Board or portion thereof, or to omit any such information, if such members of the Board determine in good faith that such exclusion or omission is necessary in order to (i) preserve the attorney-client privilege; (ii) protect highly confidential information; (iii) avoid providing an observer with information with respect to which the Company would have conflicting strategic interests; (iv) protect the competitive position of the Company or its business; or (v) avoid providing information that pertains to an actual or potential conflict of interest between the Company and the observer or party designating such observer. The party designating such observer agrees to use its best efforts to ensure that such observer adheres to the forgoing obligations and to be responsible for any breach thereof.

(iii) the composition of the board of directors of each of the Company’s Subsidiaries (a “Sub Board”) shall be the same as that of the Board;

(iv) the Compensation Committee, the Audit Committee and each other committee of the Board that exists as of the date hereof or that the Board may establish in the future shall be comprised of at least [***];

(v) [***]; and

(vi) in the event that any representative designated hereunder by [***] ceases to serve as a member of the Board or a Sub Board during such representative’s term of office, the resulting vacancy on the Board or the Sub Board shall be filled by a representative designated by [***], respectively, as provided hereunder. If any party fails to designate a representative to fill a directorship or observer seat pursuant to the terms of this Section 2, such directorship shall remain vacant until such party exercises its right to designate a director or observer hereunder.

(b) The Company shall reimburse the reasonable out-of-pocket expenses incurred by each director, observer or member of committees of the Board, in connection with the performance of their duties or in connection with attending the meetings of the Board, any Sub Board and any committee thereof. Unless otherwise determined by the vote of [***] of the directors then in office, the Board shall meet at least quarterly in accordance with an agreed-upon schedule. If the Company or any of its successors or assignees consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s bylaws, the Restated Certificate, or elsewhere, as the case may be.

3. Representations and Warranties. Each Stockholder and Executive represents and warrants that as of the date hereof (i) this Agreement has been duly authorized, executed and delivered by such Stockholder or Executive and constitutes the valid and binding obligation of such Stockholder or Executive, enforceable in accordance with its terms, and (ii) such Stockholder or Executive has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

4. Restrictions on Transfer of Stockholder Shares. No Stockholder shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law, but excluding by way of merger or consolidation) (a “Transfer”) any Stockholder Shares, except pursuant to the provisions of this Section 4 or pursuant to a Public Sale. No Stockholder shall consummate any Transfer (other than a Public Sale) until [***] after the delivery to the Company and the Stockholders of such Stockholder’s Offer Notice, unless the parties to the Transfer have been finally determined pursuant to this Section 4 prior to the expiration of such [***] period (the “Election Period”).

(a) First Offer Right of Company. At least [***] prior to making any Transfer of any Stockholder Shares (other than a Public Sale), any Stockholder transferring Stockholder Shares (the “Transferring Stockholder”) shall deliver a written notice to the Company (an “Offer Notice”). The Offer Notice shall disclose in reasonable detail the proposed number of Stockholder Shares to be transferred, the proposed terms and conditions of the Transfer and the identity, background and ownership (if applicable) of the prospective transferee(s) (if the transferee(s) are known), and the Offer Notice shall constitute a binding offer to sell the Stockholder Shares on such terms and conditions. The Company may elect to purchase all, but not less than all, of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder as soon as practical, but in any event within [***] after the delivery of the Offer Notice. If the Company has elected to purchase the Stockholder Shares from the Transferring Stockholder, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Stockholder, but in any event within [***] after the expiration of the Election Period. To the extent that the Company has not elected to purchase all of the Stockholder Shares being offered, the Transferring Stockholder may, within [***] after the expiration of the Election Period, and subject to satisfaction of Section 4(b) and applicable securities laws, transfer such Stockholder Shares to one or more third parties at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferees thereof than offered to the Company in the Offer Notice. Any Stockholder Shares not transferred within such [***] period shall be reoffered to the Company under this Section 4(a) prior to any subsequent Transfer. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time, and no Stockholder Shares may be pledged.

(b) Right of Co-Sale. Except for transfers pursuant to Section 4(c) hereof, no Transferring Stockholder shall transfer any Executive Shares in any one or more transactions, until such Transferring Stockholder (i) first complies with Section 4(a) of this Agreement, and (ii) offers each Preferred Stockholder (a “Co-Sale Stockholder”) the opportunity to include Stockholder Shares in the sale to the proposed transferee, upon the same terms and conditions offered to the Transferring Stockholder by such transferee. The number of Stockholder Shares that the Transferring Stockholder and each Co-Sale Stockholder shall be entitled to have included in such sale will be a number determined by multiplying the number of Executive Shares initially proposed to be sold by the Transferring Stockholder by a fraction, the numerator of which is the total number of Stockholder Shares owned by such Transferring Stockholder or Co-Sale Stockholder, as the case may be, and the denominator of which is the total number of Stockholder Shares then owned by the Transferring Stockholder and all Co-Sale Stockholders. Each Co-Sale Stockholder shall have a period of [***] (the “Co-Sale Offer Period”) following the expiration of the Election Period set forth in Section 4(a) to give the Transferring Stockholder written notice of its desire to participate in such sale, stating in such notice the number of Stockholder Shares such Co-Sale Stockholder wishes to sell; and if no such notice is given within the Co-Sale Offer Period, such Co-Sale Stockholder shall be deemed to have chosen not to participate. If at the end of the Co-Sale Offer Period, any Co-Sale Stockholder has chosen not to participate in such a sale, in whole or in part, the Transferring Stockholder shall promptly notify all Co-Sale Stockholders that have elected to participate in such sale (the “Participating Co-Sale Stockholders”) that such Participating Co-Sale Stockholders shall have the right, for a [***] period beginning on the [***] after the expiration of the Co-Sale Offer Period, to increase the number of Stockholder Shares they may sell pursuant to this Section 4(b), in an aggregate amount of up to the total number of shares that such partially participating or non-participating Co-Sale Stockholders would have been entitled to sell had they participated in full, less the total number of shares that any such partially participating Co-Sale Stockholder is selling, pro rata, which, if necessary, shall be apportioned on the basis of the proportion that the number of Stockholder Shares held by each Participating Co-Sale Stockholder that is increasing the number of shares it proposes to sell bears to the number of Stockholder Shares held by all Participating Co-Sale Stockholders that are increasing the number of shares they propose to sell.

(c) Permitted Transfers. The restrictions set forth in this Section 4 shall not apply with respect to any Transfer of Stockholder Shares (i) in the case of an individual, to any trust solely for the benefit of such person or such person’s spouse (except in contemplation of or pursuant to a divorce decree), parents, grandparents, children, grandchildren or other descendants (whether natural or adopted) and (ii) to any Affiliate of the Transferring Stockholder (each a “Permitted Transferee” and collectively referred to herein as “Permitted Transferees”); provided that (x) the restrictions contained in this Section 4 shall continue to be applicable to the Stockholder Shares after any such Transfer; (y) that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred; and (z) all federal state securities laws are duly complied with, including the expiration of any applicable holding periods thereunder. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee.

(d) Termination of Restrictions. The restrictions on the Transfer of Stockholder Shares set forth in this Section 4 shall continue with respect to each Stockholder Share until the earlier of (i) immediately prior to the date on which such Stockholder Share has been Transferred in a Public Sale or a Sale of the Company or (ii) the consummation of a Qualified Public Offering.

(e) Prior to transferring any Stockholder Shares (other than a Public Sale) to any Person, the transferring holder of Stockholder Shares shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the Stockholders a counterpart signature page to this Agreement.

(f) Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

5. Legend. In addition to any legend required by any other document, each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The securities represented by this certificate are subject to a Ninth Amended and Restated Stockholders Agreement among the issuer of such securities (the “Company”) and certain of the Company’s stockholders, as amended and modified from time to time. A copy of such Amended and Restated Stockholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request.”

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding as of the date hereof, and the Stockholders and Executives shall surrender their stock certificates to the Company for such purpose. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares as provided in the definition of such term in Section 1 hereof.

6. Delivery of Financial Statements. The Company shall deliver to each Preferred Stockholder upon such Preferred Stockholder’s written request:

(a) as soon as practicable, but in any event within [***] after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year (if the Board elects to have such financial statements audited, then the financial statements required to be delivered under this Section 6(a) shall be such audited financial statements);

(b) as soon as practicable, but in any event within [***] after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter;

(c) as soon as practicable, but in any event within [***] after the end of each of month, unaudited statements of income and of cash flows for such fiscal month, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such month;

(d) as soon as practicable, but in any event within [***] prior to the end of each fiscal year of the Company, a comprehensive operating budget forecasting the Company’s revenues, expenses and cash position on a month-to-month basis for the following fiscal year;

(e) as soon as practicable, but in any event within [***] after the end of each quarter, current capitalization of the Company; and

(f) any such other Company information (including up to date capitalization tables) as such Preferred Stockholder may reasonably request.

If, for any period, the Company has any Subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 6 to the contrary, the Company may cease providing the information set forth in this Section 6 during the period starting with the date [***] before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 6 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

7. Preemptive Rights.

(a) The Company shall not authorize the issuance, sale or exchange, whether public or private, of any of its debt or equity securities, securities convertible into equity securities, any securities containing options or rights to acquire any equity securities (other than as a dividend or distribution on the outstanding Common Stock) or any profits interests in the Company (the “Preemptive Securities”) unless the Company shall first offer to sell to each Preferred Stockholder a portion of such Preemptive Securities equal to the quotient determined by dividing (1) the number of shares of Underlying Common Shares held by such holder by (2) the total number of Underlying Common Shares (the “Pro Rata Percentage”). Each Preferred Stockholder shall be entitled to purchase such Preemptive Securities at the most favorable price and on the most favorable terms as such Preemptive Securities are to be offered to any other Persons. If any Preemptive Securities are being offered by the Company for payment in any form other than cash (except other securities of the Company or any of its Subsidiaries), any Preferred Stockholder electing to accept such offer may pay the purchase price in cash equivalent to the fair market value of the non-cash consideration offered as determined by the Board in good faith on a per-share basis.

(b) In order to exercise its purchase rights hereunder, each Preferred Stockholder must, within [***] after receipt of written notice from the Company describing in reasonable detail the Preemptive Securities being offered, the purchase price thereof, the payments terms and such holder’s percentage allotment, deliver a written notice to the Company describing its election hereunder. If all the Preemptive Securities offered to the Preferred Stockholders are not fully subscribed to by such holders, the Preemptive Securities shall be reoffered by the Company to the Preferred Stockholders purchasing their full allotment on a pro rata basis upon the terms set forth in this Section 7, except that such Preferred Stockholders must exercise their purchase rights within [***] after receipt of such reoffer.

(c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such Preemptive Securities which the Preferred Stockholders have not elected to purchase during the [***] following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such [***] periods must be reoffered to the Preferred Stockholder pursuant to the terms of this Section 7.

(d) Notwithstanding the notice requirements of this Section 7, the Company may proceed with any issuance of securities contemplated by this Section 7 prior to having complied with such notice provisions; provided that the Company shall, within [***] after the consummation of such issuance of Preemptive Securities (and in any event prior to making any distribution of cash, stock or other assets of the Company in respect of such Securities purchased in connection therewith):

(A) provide to each Preferred Stockholder who would have been entitled to be given a preemptive offer in connection with such issuance (x) notice of the issuance of such Preemptive Securities and (y) the preemptive offer described in Section 7(a) in which the actual price per share of Preemptive Securities shall be set forth, and permit such Preferred Stockholder to exercise such Preferred Stockholder’s participation rights under this Section 7 with respect thereto; and

(B) include in the subscription (or similar) agreement with the purchaser(s) of such Preemptive Securities a provision permitting the Company to repurchase such securities in an amount necessary to satisfy the elections made by the Preferred Stockholders in accordance with the provisions of Section 7(d) in response to the preemptive offer furnished to such holders.

(e) The rights of the Preferred Stockholders under this Section 7 shall not apply to a Permitted Issuance.

8. Drag-Along Right.

(a) Definitions. A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a person or entity, or a group of related persons or entities, acquires from stockholders of the Company shares representing more than [***] of the outstanding voting power of the Company (a “Stock Sale”); or (b) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Restated Certificate.

(b) Actions to be Taken. In the event that (i) the Required Investors (the “Selling Investors”), (ii) the Board and (iii) the holders of [***] of the then outstanding shares of Common Stock other than those issued or issuable upon conversion of the shares of Preferred Stock (collectively, the “Electing Holders”) approve a Sale of the Company in writing, specifying that this Section 8 shall apply to such transaction, then each Stockholder, each Executive and the Company hereby agree:

(i) if such transaction requires stockholder approval, with respect to all Stockholder Shares that such Stockholder or Executive owns or over which such Stockholder or Executive otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Stockholder Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Restated Certificate required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(ii) if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder or Executive as is being sold by the Selling Investors to the Person to whom the Selling Investors propose to sell their Stockholder Shares, and, except as permitted in Section 8(c) below, on the same terms and conditions as the Selling Investors;

(iii) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 8, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(iv) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Stockholder Shares of the Company owned by such party or Affiliate in a voting trust or subject any Stockholder Shares to any arrangement or agreement with respect to the voting of such Stockholder Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(v) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(vi) if the consideration to be paid in exchange for the Stockholder Shares pursuant to this Section 8 includes any securities and due receipt thereof by any Stockholder or Executive would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Stockholder or Executive of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Stockholder or Executive in lieu thereof, against surrender of the Stockholder Shares which would have otherwise been sold by such Stockholder or Executive, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Stockholder or Executive would otherwise receive as of the date of the issuance of such securities in exchange for the Stockholder Shares; and

(vii) in the event that the Selling Investors, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the Stockholders and Executives under the applicable definitive transaction agreements following consummation of such Sale of the

Company, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Stockholder’s or Executive’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Stockholders and Executives, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other Stockholder or Executive with respect to any action or inaction taken or failed to be taken by the Stockholder Representative in connection with its service as the Stockholder Representative, absent fraud, gross negligence or willful misconduct.

(c) Exceptions. Notwithstanding the foregoing, no Stockholder or Executive will be required to comply with Section 8(b) above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:

(i) any representations and warranties to be made by such Stockholder or Executive in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Stockholder Shares, including but not limited to representations and warranties that (i) the Stockholder or Executive holds all right, title and interest in and to the Stockholder Shares such Stockholder or Executive purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder or Executive in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder or Executive have been duly executed by the Stockholder or Executive and delivered to the acquirer and are enforceable against the Stockholder or Executive in accordance with their respective terms and (iv)

neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Stockholder’s or Executive’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law, regulation or judgment, order or decree of any court or governmental agency;

(ii) such Stockholder or Executive shall not be liable for the inaccuracy of any representation or warranty made by any other person or entity in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(iii) the liability for indemnification, if any, of such Stockholder or Executive in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company or its Stockholders or Executives in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders), and subject to the provisions of the Restated Certificate related to the allocation of the escrow, is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Stockholder or Executive in connection with such Proposed Sale;

(iv) liability shall be limited to such Stockholder’s or Executive’s applicable share (determined based on the respective proceeds payable to each Stockholder or Executive in connection with such Proposed Sale in accordance with the provisions of the Restated

Certificate) of a negotiated aggregate indemnification amount that applies equally to all Stockholders and Executives but that in no event exceeds the amount of consideration otherwise actually paid to such Stockholder or Executive in connection with such Proposed Sale, except with respect to claims related to fraud by such Stockholder or Executive, the liability for which need not be limited as to such Stockholder or Executive;

(v) upon the consummation of the Proposed Sale, (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Restated Certificate in effect immediately prior to the Proposed Sale; and

(vi) subject to clause (v) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option; provided, however, that nothing in this Section 8(c) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders.

9. Matters Requiring Approval.

(a) Matters Requiring Director Approval. The Company hereby covenants and agrees with each of the Stockholders and Executives that it shall not, without approval of the Board:

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10. Business Covenants.

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11. Confidentiality. Each Stockholder and Executive agrees that such Stockholder or Executive will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 11 by such Stockholder or Executive), (b) is or has been independently developed or conceived by the Stockholder or Executive without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Stockholder or Executive by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Stockholder or Executive may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; or (ii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Stockholder or Executive in the ordinary course of business, provided that such Stockholder or Executive informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iii) as may otherwise be required by law, regulation or requested by a regulator of a competent jurisdiction, provided that, to the extent legally permitted, the Stockholder or Executive promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

12. Lock-up Agreement. Each Stockholder [***] and Executive hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed [***] in the case of the IPO, or such other period, not to exceed [***], as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), or [***] in the case of any registration other than the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 12 shall not apply to shares purchased in or following the Qualified Public Offering or to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of any Stockholder or Executive or the immediate family of such Stockholder or Executive, [***]. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Stockholder and Executive further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 12 or that are necessary to give further effect thereto.

13. Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the President of the Company, and a designee of the Selling Investors, and each of them, with full power of substitution, with respect to the matters set forth herein, including without limitation, election of persons as members of the Board in accordance with Section 2 hereto and votes regarding any Sale of the Company pursuant to Section 8 hereof, and hereby authorizes each of them to represent and to vote, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Stockholder Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement or approval of any Sale of the Company pursuant to and in accordance with the terms and provisions of Sections 2 and 8, respectively, of this Agreement or to take any action necessary to effect Sections 2 and 8, respectively, of this Agreement. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to the terms hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Stockholder Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to the terms hereof, purport to grant any other proxy or power of attorney with respect to any of the Stockholder Shares, deposit any of the Stockholder Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Stockholder Shares, in each case, with respect to any of the matters set forth herein.

14. Additional Parties; Joinder. Subject to the terms and restrictions contained herein, the Company may permit any Person who acquires Common Stock or Preferred Stock (the “Acquired Shares”) to become a party to this Agreement and to succeed to all of the rights and obligations of a “holder of Stockholder Shares” under this Agreement by obtaining an executed joinder to this Agreement from such Person in the form reasonably acceptable to the Company. Upon the execution and delivery of the joinder by such Person, such Person’s Acquired Shares shall be Stockholder Shares hereunder, and such Person shall be a “holder of Stockholder Shares” under this Agreement with respect to the Acquired Shares. In such event, the Schedule of Stockholders shall automatically be amended without further action of the Company or other parties hereto to add such Persons thereto.

15. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the holders of Stockholder Shares unless such modification, amendment or waiver is approved in writing by the Company and the Required Investors [***]. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Stockholder without the written consent of such Stockholder, unless such amendment, termination or waiver applies to all Stockholders in the same fashion. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

17. Entire Agreement; Termination. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, whether written or oral, which may have related to the subject matter hereof in any way. This Agreement shall terminate upon [***].

18. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and Executives and any subsequent holders of Stockholder Shares and their respective successors and assigns, so long as they hold Stockholder Shares; provided that the rights of the Stockholders to designate certain members of the Board under Section 2 hereof may not be assigned without the prior written approval of such Stockholders.

19. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Signatures delivered by facsimile transmission or e-mail/PDF shall be deemed to be originals notwithstanding the failure subsequently to deliver hard copies thereof.

20. Remedies. The Company, the Executives and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to other rights and remedies hereunder, the Company, the Executives and the Stockholders shall be entitled to specific performance and/or injunctive or other equitable relief (without posting a bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

21. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Stockholder at the address indicated on the Schedule of Stockholders and to the Company at the address indicated below:

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With a copy to:

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or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

22. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

23. Jurisdiction. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each of the parties hereby irrevocably consent to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth herein.

24. Time of the Essence; Business Days. Time is of the essence for each and every provision of this Agreement. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

25. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

26. Construction. Other than as disclosed in Section 30, the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference in this Agreement to gender shall include all genders.

27. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement or their respective heirs, executors, administrators, successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. Notwithstanding the foregoing, the general partner of a Stockholder or the management company authorized from time to time to act on behalf of that Stockholder or another person or persons nominated by that Stockholder, shall be entitled to enforce all of the rights and benefits under this agreement at all times as if party to this agreement.

28. Further Assurances. Each party to this Agreement will execute and deliver such further instruments and take such additional actions, as any other party may reasonably request to effect, consummate, confirm or evidence the transactions contemplated by this Agreement.

29. Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way to this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

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(d) The Company agrees that it has not and will not knowingly invest the assets of the Company or any of its Subsidiaries in such a manner as to cause any of the Company or its Subsidiaries to be in violation of: (i) the prohibitions by the Office of Foreign Assets Control in the United States Department of the Treasury (“OFAC”) against engaging in transactions with individuals and entities identified on OFAC’s List of Specially Designated Nationals and Blocked Persons; or (ii) the prohibitions imposed by Executive Order 13224, dated September 23, 2001, the USA Patriot Act of 2001, the Bank Secrecy Act of 1970, the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), the Trading with the Enemy Act of 1917, or OFAC’s foreign assets control regulations and sanctions regulations, in each case as amended from time to time and as applicable at the time of investment.

(e) The Company agrees not to use the investment proceeds received by the Company pursuant to the Series 3 & Series 4 Growth Preferred Stock Purchase Agreement to fund or facilitate the prosecution of any litigation other than litigation by the Company or any of its direct or indirect subsidiaries arising in connection with the ordinary course of such company’s business.

32. Authorization of Common Stock. Subject to the terms and conditions of the Restated Certificate, the Company hereby covenants and agrees with each of the Stockholders that it shall from time to time authorize such additional shares of Common Stock as is necessary to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time, including but not limited to, any Additional Senior Growth Preferred Conversion Shares (as defined in the Restated Certificate). Each Stockholder agrees to vote or cause to be voted all Stockholder Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time, including but not limited to, any Additional Senior Growth Preferred Conversion Shares.

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IN WITNESS WHEREOF, the parties hereto have executed this Ninth Amended and Restated Stockholders Agreement on the day and year first above written.

GELESIS, INC.

By	/s/ Yishai Zohar

Name:	Yishai Zohar

Title:	President

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NINTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

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